Exhibit 4.2
NYTEX Energy Holdings, Inc. Warrant Holder: Warrant Number: No. of Shares: WARRANT TO PURCHASE COMMON STOCK THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED. NO SALE OR OFFER TO SELL THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT SHALL BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES IS NOT REQUIRED. This certifies that for value received the Warrant Holder indicated above is entitled (subject to the terms and conditions herein) to purchase $.001 per share, of the Company (“Shares”), subject to adjustment, on presentation and surrender of this Warrant, at any time during the period commencing with the date hereof and ending three years from such date to the Company at its principal executive offices in Dallas. Texas or at such other location within the United States of which notice shall have been given to the holder hereof, and on payment therefor of an exercise price of $.50 (Fifty Cents) per share each. This Warrant is exercisable at the option of the holder in whole or in part. Upon any exercise in part by the holder hereof, the Company will issue a new replacement warrant to the holder for the number of shares for which the holder has not previously exercised his rights hereunder. The terms and conditions of exercise, as well as the expiration date, shall remain the same for each replacement warrant covering unexercised shares. In the absence of the registration of this Warrant and the Shares exercisable thereunder under the Securities Act of 1933. as amended, this Warrant is not transferable in whole or in part by the holder hereof, except it may be transferred in whole or in part to a member of the holder’s immediate family, to a family trust, or to another entity controlled by the holder or a family member or family trust. In the event of such a permitted transfer, appropriate replacement warrants will be issued by the Company to the holder and each transferee. IN WITNESS WHEREOF the Company has caused this Warrant to be issued and delivered this day of , 2009 SECRETARY/TREASURER PRESIDENT